Exhibit 10.86

Certain identified information marked with "[***]" has been omitted from this document because it is both (i) not material and (ii) the type that the registrant treats as private or confidential.

FINANCE COOPERATION AGREEMENT

金融合作协议

THIS AGREEMENT is made on **[2021.06.01]**
本协议签订于 **[2021.06.01]**

PARTIES **双方当事人:**	
Polestar **Polestar**	Polestar Automotive China Distribution Co., Ltd, a company incorporated under the laws of People's Republic of China, registration number 91510112MA6D05KT88, having its registered office at 404 room, 4th floor, Chengdu Gongshui multi transport logistic base, No. 325 of forth Rd of Jingkai Nan, Economic-Technology Development (Longquanyi) Dist., Chengdu, Sichuan, PR China. 极星汽车销售有限公司，一家根据中国法律设立的公司，注册号码91510112MA6D05KT88，注册办公地址位于中国四川省成都经济技术开发区（龙泉驿区）经开南四路 325 号成都公水联运物流基地 4 楼 404 号。
Provider **提供商**	Genius Auto Finance Co., Ltd, a company incorporated under the laws of People's Republic of China, registration number 913100003511453 24K, having its registered office at Room 01,04, 9th Floor, 308 Jin Kang Road, Free Trade Zone，Shanghai，China. **吉致汽车金融有限公司**，一家根据中国法律设立的公司，注册号码913100003511453 24K，注册办公地址位于中国（上海）自由贸易试验区锦康路 308 号 9 层 01、04 单元。

KEY INFORMATION **关键信息**			
Market **市场**	PEOPLE`S REPUBLIC OF CHINA 中华人民共和国		
Commencement Date **开始日期**	2021.06.01 2021 年 6 月 1 日	**Finish date** **结束日期**	2024.05.31 2024 年 5 月 31 日

BACKGROUND
背景

This Agreement (and any other agreements expressly contemplated by it) sets out the terms on which the Provider has agreed to supply finance services to Polestar, including Retail Finance to End Customers to assist them to buy vehicles from Polestar and Polestar Space Operators.

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1. DEFINITIONS AND INTERPRETATION 1.1 In this Agreement: “Agreement” this finance cooperation agreement, including its Schedules; “Applicable Laws” any laws, regulations, rules, codes of practice or orders which relate to the provision of the Services from time to time; “Business Day” a day (other than a Saturday or a Sunday) on which banks are open for general business in the Market. For avoidance of doubt, any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day; “Change of Control” a shareholder of the Provider ceasing to own directly or indirectly a majority of the share capital or of the voting rights in the Provider; “Commencement Date” ; “Customer Agreement” an agreement between the Provider and an End Customer under the terms of which the Provider agrees to provide the End Customer with Retail Finance; “Customer Data” all data relating to End Customers or prospect End Customers supplied by Polestar or a Polestar Operator to the Provider or otherwise acquired by the Provider as a result of this Agreement; “Data Protection Legislation” means the national legislation and applicable supporting rules protecting the fundamental rights and freedoms of individuals and, where required by law, legal entities, and in particular, their rights to privacy with respect to the processing of Personal Data; “Demo Vehicles” any New Polestars registered by a Polestar and used as demonstrators, courtesy cars, management cars and similar vehicles;

“End Customer” any natural person, legal entity or other entity buying a New Polestar from Polestar; “Exit Plan” has the meaning set out in Clause 21.1(c); “Finance Penetration” means the percentage resulting from the following calculation performed on a monthly basis by the 3rd working day on the results of the prior month: total number of New Polestar bought by End Customers in the Market funded partly or in whole by Retail Finance, divided by the total number of Retail Sales in the Market; “Finish Date” means the date where the agreement is expiring unless both parties mutually agree to extend it “Insolvency Event” any of the following events: (a) a person is unable, or is deemed for the purposes of any law to be, unable to pay its debts as they fall due, over indebted, in a state of impending illiquidity or to be otherwise insolvent; (b) a person is required by law to file for insolvency; (c) a person admits its inability to pay its debts as they fall due; (d) a person suspends making payments on any of its debts or announces an intention to do so; (e) a person, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors to reschedule any of its indebtedness; (f) a moratorium is declared in respect of any indebtedness of any person; or (g) the value of the assets of any relevant person is less than its liabilities (taking into account contingent and prospective liabilities);

“KPIs” the key performance indicators set out in Schedule 4; “KPI” “Market” People´s Republic of China; “Marketing Materials” marketing materials or communications including any promotional literature, advertisements, or associated documents prepared for marketing or selling Retail Finance; “New Polestar” any new Polestar vehicles sold or to be sold by Polestar to an End Customer; “ Polestar Polestar Polestar “Parties” means Polestar and the Provider, and “Party” means either Polestar or the Provider; “Quarter” a period of three (3) consecutive calendar months ending on any of 31 March, 30 June, 30 September or 31 December as the case may be and “Quarterly” shall be construed accordingly; “Records” the books, records, documents, correspondence (whether electronic or otherwise) relating to the Provider’s obligations under this Agreement; “Regulatory Body” China Banking and Insurance Regulatory Commission or any other competent governmental, statutory or regulatory body having regulatory or supervisory authority jurisdiction or control over either Party in relation to the fulfilment of their obligations under this Agreement; “Retail Finance” the provision by the Provider of loans to assist them to buy Polestar Vehicles from Polestar; “Retail Finance Terms” has the meaning set out in Clause 5.2; “Retail Sales” Polestar’s yearly published retail category sales, less any: sales under Polestar’s employee car schemes; and Polesta

(b) tax free sales direct by Polestar (or through its agents) to military, tourist and diplomatic customers.
Polestar（或者通过其代理人）对军队、旅游客户和外交客户的免税销售额。

"Security Requirements" the Polestar Cars' Minimum Information and IT Security Requirements, a copy of which are set out in Schedule 4;
"安全要求"指 Polestar 车辆基础信息和 IT 安全要求，其副本已经列在附件 4 中；

"Service Levels" the standards of service set out in Schedule 3;
"服务水平"指附件 3 中规定的服务标准；

"Services" the services to be provided by the Provider being Retail Finance and the other services described in this Agreement, including the Service Levels;
"服务" 指提供商拟提供的服务，即零售金融服务和本协议中描述的其他服务，包括服务水平；

"Used Polestar" a Polestar vehicle with more than delivery mileage or that has already been registered to an owner;
"二手 Polestar 车辆"指行使里程超过交付里程或者已经登记在车主名下的 Polestar 车辆；

"VAT" value added tax and any other applicable tax or duties that may arise from time to time;
"增值税"指可能不时发生的增值税和任何其他适用的税项或税费；

"Polestar" Polestar Automotive China Distribution Co., Ltd, a company incorporated under the laws of People's Republic of China, registration number 91510112MA6D05KT88, having its registered office at 18 Xingguang Mid. Rd., Economic-Technology Development (Longquanyi) Dist., Chengdu, Sichuan, PR China.
"Polestar"指极星汽车销售有限公司，一家根据中国法律设立的公司，注册号码 91510112MA6D05KT88，注册办公地址位于中国四川省成都经济技术开发区（龙泉驿区）星光中路 18 号。

"Vehicle Price" means the respective total invoiced price per Polestar Vehicle including VAT and any applicable taxes;
"车辆价格"指每辆 Polestar 车辆的发票价格总额，包括增值税和任何适用的税项；

"Polestar Space Operator" an enterprise (including sole proprietorships, commercial partnerships and corporate entities) with registered office and principal business in the Market that is authorised under the terms of Polestar Space Operator Agreement to run a Polestar Space;
"Polestar Space 运营商"指注册办公地址和主要营业地址在市场内的一家企业（包括个人独资企业、合伙企业和公司），该企业根据 Polestar Space 运营商协议的授权运营相应的 Polestar Space；

"Polestar Trademarks" means the intellectual property rights of Polestar in trademarks, service marks, trade names, business names or company names, in each case whether registered or unregistered, anywhere in the world, including all applications, registrations, renewals and the like, to the extent such rights are enforceable against a third party;
"Polestar 商标"指 Polestar 在世界任何地方对商标、服务标记、商号、商业名称或者公司名称（无论是已注册还是未注册）拥有的知识产权，包括所有的申请、注册、更新等，只要该等权利对第三方是可以执行的；

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“Polestar Vehicles” New Polestars and Used Polestars; “Weekly and Monthly Report” has the meaning set out in Clause 12; 1.2 In this Agreement, unless the contrary intention appears, a reference to: (a) a provision of law is a reference to that provision as extended, applied, amended or re-enacted from time to time and includes any subordinate legislation; (b) a Party or any other person includes its successors in title, permitted assigns and permitted transferees; (c) a phrase introduced by the words including, includes, in particular, for example or similar, shall be construed as illustrative and without limitation to the generality of the related general words; and (d) the singular includes the plural and vice versa. 1.3 If there is any conflict between the Clauses and the Schedules or any other documents referred to in this Agreement, the conflict shall be resolved in the following order of precedence: (a) the Clauses of this Agreement; (b) the Schedules to this Agreement; and (c) any other document referred to in this Agreement. 2. EFFECTIVENESS And DURATION 2.1 After this Agreement has been signed by the Parties, this Agreement shall take effect upon (i) the approval of the independent shareholders of Geely Automobile Holdings Limited on the Parties’ entry into and performance of this Agreement and any other agreements executed pursuant to or in connection with this Agreement, and (ii) the approval of the regulators (i.e. The Stock Exchange of Hong Kong Limited) of Geely Automobile Holdings Limited on this Agreement and any other agreements executed pursuant to or in connection with this Agreement. （i）Geely Automobile Holdings Limited

（ii）Geely Automobile Holdings Limited 2.2 This Agreement shall commence on the Commencement Date and shall continue for an initial term of three (3) years (“Initial Term”) and then continue unless and until terminated by either Party on at least six (6) months prior written notice without cause (such notice to expire no earlier than the end of the Initial Term), such renewal to be priorly approved by (i) the approval of the independent shareholders of Geely Automobile Holdings Limited and (ii) the regulators (i.e. The Stock Exchange of Hong Kong Limited (if required)) of Geely Automobile Holdings Limited. （i）Geely Automobile Holdings Limited的 （ii）Geely Automobile Holdings Limited 3. COOPERATION Polestar shall use: Polestar (a) its reasonable effort to promote Retail Finance to End Customers provided that the final choice of financial partner shall always be made by the End Customer. 4. LENDING and regulatory RISK 4.1 The Provider acknowledges and agrees that the lending risk for Retail Finance shall be solely the Provider’s and Polestar shall have no liability whatsoever to the Provider or any other third party for any costs, losses or liabilities that the Provider or any other third party may incur as a result of the Provider providing Retail Finance to End Customers. 4.2 All lending risk assessments and decisions shall be the sole responsibility of and made by the Provider. The extension of financing in any form to any End Customer is subject to a satisfactory credit risk assessment in accordance with the Provider’s credit risk management procedures and all other internal risk policies as from time to time amended at the sole discretion of the Provider.

4.3 The Provider shall be responsible for ensuring that the Services are provided at all times in accordance with the requirements of any Regulatory Body. 5. Retail financE 5.1 The Provider will make available to End Customers through Polestar and Polestar Space Operators a Retail Finance Credit offering competitive rates and terms for the End Customers. Polestar 5.2. From the Commencement Date the Provider shall provide the aforementioned Retail Finance Credit to End Customers on the terms set out in Schedule 2 being the “Retail Finance Terms”. The Retail Finance Terms may only be changed during the term of this Agreement with the prior written consent of Polestar. 5.3 The Provider will ensure that the Retail Finance Terms are not materially less favourable to End Customers than the terms offered by Polestar’s competitors. The Parties shall measure the Retail Finance Terms against an agreed Quarterly bench marking report, delivered by the Provider at least on a quarterly basis, as set out in Schedule 8, to ensure that the Retail Finance Terms are in the top quartile of competitiveness for comparable products supplied on an equivalent basis. The Provider shall fund the End Customer’s purchasing order through a Retail Finance Credit on the basis of down payment made by the End Customer and the invoice issued by the Polestar in respect of the Polestar Vehicle. The Provider shall grant the loan on the basis of the executed loan contract with the End Customer and within two [2] Business Days as the date of receipt of the vehicle certificate(s). The aforementioned payment shall be one-time and fulfilled through bank transfer to the bank account (Bank of China Shanghai Branch / Bank Account Number: [***]) provided by Polestar. All payment related charges or costs and expenses arising from late payment are to be borne by The Provider, except late payment or payment failure is caused by Polestar. 5.4 If the Retail Finance Contract is terminated for any reason prior to the delivery of the Polestar vehicle to the end customer, Polestar shall within 30 calendar days repay the corresponding principal. If the termination of the Retail Finance Contract can be attributed to the end customer, Polestar shall make reasonable efforts to assist the Provider to have interest repaid from the End Customer.

Polestar shall make reasonable efforts to assist the Provider to have interest repaid from the End Customer.
如果在 Polestar 车辆交付终端客户前，因任何原因使得零售贷款合同被解除，Polestar 应在 30 个自然日内返还相应贷款本金，若零售贷款合同解除原因可归责于终端客户，Polestar 将尽合理努力协助提供商从终端客户处获得相应贷款利息。

5.5 Polestar shall be responsible for insuring the Polestar Vehicle before the delivery of such Polestar Vehicle, including but not limited to property insurance and cargo transportation insurance
Polestar 应负责在 Polestar 车辆交付客户前为 Polestar 车辆投保，投保保险种类包括但不限于财产险和货物运输险。

5.6 If the provider requires the vehicle for mortgage registration as the motor vehicle registration and mortgage registration are handled by Provider or a third party designated by Provider, Polestar shall hand over necessary documents (including but not limited to Quality Certificate of Vehicle and Uniform Motor Vehicle Sales Invoices) directly to the Provider or the third party assigned by the Provider upon request. If Polestar fails to timely deliver the relevant documents to the Provider or a third party designated by the Provider as required by the Provider or deliver the relevant documents directly to the end customer, Polestar shall compensate the Provider the direct loss incurred thereof.

若提供商要求车辆办理抵押登记，鉴于机动车注册登记及抵押登记由提供商或提供商指定的第三方办理，Polestar 应当按照提供商要求，将相关必要文件（包括但不限于机动车整车出厂合格证与机动车销售统一发票）直接交付给提供商或者提供商指定第三方。 如果 Polestar 未按照提供商要求及时将相应文件交付给提供商或提供商指定的第三方或直接向终端客户交付相应文件，导致车辆无法办理注册登记，而致使提供商遭受直接损失，Polestar 应赔偿该等损失。

5.7 The Provider shall pay Polestar service fee on Retail Finance on the terms set out below (**"Polestar Service Fee"**) as compensation for the services that Polestar provides to the Provider, the exact content of the service vary case by case, which may include the following:
提供商应当按照下文规定的条款向 Polestar 支付零售金融的服务费作为 Polestar 向提供商提供服务的对价（**"Polestar 服务费"**），具体的服务内容视具体情况而定，可能包括：

(a) As far as the applicable legislation allowed, assist The Provider to promote and explain the Retail Finance to potential End Customers of Polestar.
受限于相关法律规定，协助提供商向 Polestar 的潜在终端客户推荐并解释提供商的金融方案；

(b) Subject to Schedule 1-Data Sharing, assist The Provider to collect the loan applicants' application documents including application forms, identification documents, etc.
受限于附件 1-数据共享的规定，而协助提供商收集终端客户的贷款申请文件，包括申请表，身份证明等；

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(c) Assist the Provider to review the loan applicants’ material, to the extent of necessary, to ensure these material meets the format requirement set forth by the Part （b）. (d) Assist the Provider to evaluate the application material for determining whether the applications meet the eligibility requirement. (e) Assist the Provider to build up online Retail Finance solution in connection with the needs of applicants to match the online service solution. (f) Forward End Customers’ questions in the course of loan applications to the Provider. (g) Arrange End Customers to sign the loan agreements and other agreements necessary for the loan applications. ； Table [***] Note: Principal(P) = MSRP *(1-DP%); Service Fee(SF) = P*SF%; Sample ( Currency: RMB ) 5.8 The Provider shall provide Polestar with a monthly report (within 7 days of the end of each calendar month) on the amount of Polestar Commission then accrued and payable. The Polestar Commission shall be paid (together with any associated VAT or other applicable tax) to Polestar Quarterly in arrears, within fourteen (14) days of the end of each Quarter. On termination of this Agreement for any reason, the commission shall be payable within fourteen (14) days of the termination date. 5.9 If this Agreement commences or terminates during a calendar year, the commission payable by the Provider shall be pro-rated accordingly.

6. DISTRIBUTION OF REPOSSESSED VEHICLES
回收车辆的销售

6.1 The Parties recognise that it is in both their interests to try to ensure an orderly sale of any Polestar Vehicles that the Provider has (for whatever reason) repossessed from any End Customer. Polestar agrees to work with the Provider and (to make its reasonable efforts to assist the Provider) to try to remarket any such repossessed Polestar Vehicles within the business of the Polestar group.
双方当事人确认，从任何终端客户（由于任何原因）回收的任何Polestar车辆的有序销售符合双方的利益。Polestar同意和提供商一起并且（Polestar尽其合理努力帮助提供商）在Polestar集团的业务中努力再次销售任何该等回收的Polestar车辆。

6.2 The Provider agrees that in special cases, Polestar will be notified in advance at least 15 Business Days if Polestar vehicles under the instalment business are disposed through judicial proceedings, auction sales or other ways. However, for the avoidance of any doubt, Polestar shall not be under any obligation whatsoever to buy back any vehicles from the Provider or any End Customer following the original sale of such Polestar Vehicles by Polestar. Nor shall Polestar be obliged to compensate the Provider in any way whatsoever for any liabilities, costs or losses the Provider incurs in respect of any Polestar Vehicles that it repossesses or the costs associated with their repossession or sale.

提供商同意，如遇特殊情况，需通过司法程序、拍卖销售或者以其他方式处置车贷业务项下Polestar车辆的，将至少提前15个工作日告知Polestar相关车辆信息。但是，为了避免疑问，在任何Polestar车辆由Polestar首次销售之后，Polestar将没有从提供商或者任何终端客户回购任何车辆的义务。对于提供商由于回购任何Polestar车辆发生的任何债务、成本或者损失或者与它们的回购或者销售有关的成本，Polestar也没有义务以任何方式向提供商进行补偿。

7. SERVICE LEVELS AND KPIs
服务水平和 KPI

7.1 The Provider recognises that the Services are critical to the success of Polestar in the Market and the Services must be delivered in a manner that supports Polestar's sales and customer satisfaction objectives. The Provider shall:
提供商确认，服务对于 Polestar 在市场的成功是至关重要的，并且服务的提供必须支持 Polestar 的销售和客户满意度目标。提供商应当：

(a) provide the Services with the highest standard of skill and care and in accordance with the Service Levels; and
根据服务水平以最高标准的技能和注意提供服务；以及

(b) meet or exceed the KPIs.
达到或者超过 KPI 要求。

7.2 The Provider's complaints handling policy and procedure is set out in schedule 5. The Provider shall comply with such policy and procedure at all times during the Term.
提供商的投诉处理政策和程序规定在附件 5 中。提供商在期限内应当始终遵守该等政策和程序。

7.3 Within seven (7) days of the end of each calendar month, the Provider shall produce and provide to Polestar a report detailing the Provider's performance against the Service Levels and the KPIs

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for that calendar month.
在每个月份结束后的七（7）日内，提供商应当编制并向 Polestar 提供一份报告，参照服务水平和 KPI 指标详细说明提供商在该月份的业绩表现。

7.4 If there is a breach of the Service Levels, the Provider shall present an action plan to Polestar within fifteen (15) days after receipt of a written notice from Polestar giving reasonable particulars of such breach and a further thirty (30) days to remedy such breach after Polestar's approval of the action plan. .
如果违反服务水平，提供商应当在收到 Polestar 关于该等违反的合理细节的书面通知后的十五（15）日内向 Polestar 提供一份行动计划，并且应当在 Polestar 批准该行动计划后的三十（30）日内对该违反采取补救措施。

7.5 If a breach of any of the Service Levels is not remedied to Polestar's satisfaction within the timescales set out in Clause 7.3, the breach shall be escalated to senior management personnel of each Party who shall try in good faith to resolve how to rectify the breach and set out proposals to achieve compliance with the Service Levels.
如果对任何服务水平的违反在第 7.3 条规定的时间期限内未能以令 Polestar 满意的方式予以补救，则该违反将被提交给双方当事人的高级管理人员，并且该等高级管理人员应当就如何对该违反作出整改进行善意协商并为达到遵守服务水平的目标提出建议。

7.6 Polestar may terminate this Agreement in writing with immediate effect (or such other notice it chooses to give) if:
在下列情况下，Polestar 可以用即时生效的书面方式（或者其选择的其他该等通知）终止本协议：

(a) the senior management personnel of the Parties fail to resolve how to rectify a breach of the Service Levels within fourteen (14) days of it being escalated to them in accordance with clause 7.5; or
在根据第 7.5 条将任何违反提交给高级管理人员后，双方的高级管理人员未能在十四（14）日内就如何对该违反作出整改达成和解；或者

(b) the Provider fails to meet all the KPIs for two(2) consecutive months.
提供商在连续两（2）个月份内均未能实现全部 KPI 指标。

8. FIELD TEAM AND TRAINING
现场团队和培训

8.1 The Provider will employ a full time, dedicated field team of suitably qualified and experienced people who will work to support the delivery of the Services to Polestar, Polestar Spaces Operators and End Customers. Any change to the field team after the Commencement Date shall require mutual agreement of both parties.
提供商将雇佣一支由具有适当资格和经验的人员组成的全职的现场团队，并由该团队向 Polestar、Polestar Space 运营商和终端用户交付服务。在开始日期之后，该现场团队的任何变化均应当获得双方当事人的同意。

8.2 In particular, the Provider's field team will:
特别地，提供商的现场团队将：

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(a) make themselves available to Polestar and Polestar Space Operators and deal with any day to day queries relating to the Services;
使 Polestar 和 Polestar 运营商能够联系到他们并处理与服务有关的任何日常咨询；

(b) work with and train Polestar and Polestar Spaces Operators to ensure that they fully understand all the Provider's Retail Finance products and its systems to be able to promote such products to End Customers;
和 Polestar 及 Polestar Space 运营商一起工作并对其进行培训，以确保其完全理解提供商的所有零售金融服务产品与其向终端客户推广该等产品的制度；

(c) subject to prior alignment with and approval by Polestar, introduce other initiatives, incentives and products to increase the Finance Penetration; and
在经过 Polestar 的事先调整和批准的前提下，引入旨在增加金融渗透率的其他倡议、激励和产品；以及

(d) work with Polestar and its sales team to ensure that the Services are appropriate to support Polestar's and each Polestar Space Operators sales objectives.
与 Polestar 及其销售团队一起，确保服务对于支持 Polestar 和每个 Polestar Space 运营商的销售目标是适当的。

9. TRADEMARK USE
商标的使用

9.1 Nothing in this Agreement shall give the Provider any right whatsoever to use the Polestar Trademarks, or any other intellectual property right whether registered or unregistered. For avoidance of doubt, the Provider shall never provide Retail Financing by the name of "Polestar Retail Financing", "Polestar Finance" or "Assigned brand Financing Bank" or similar.
本协议中的任何内容均未向提供商授予以任何方式使用 Polestar 商标或者任何其他知识产权（无论是已注册还是未注册）的任何权利。为避免疑义，提供商不得以"Polestar 零售金融服务"、"Polestar 金融"或"指定品牌金融合作银行"或其他类似为名提供零售金融服务。

9.2 Any and all Polestar Trademark shall be the sole property of Polestar and/or its Affiliates (as the case may be) and such trademarks may, unless otherwise follows from this Agreement, not be used (whether for advertisement, exhibitions or any other purpose) by the Provider, or any of its subcontractors. If such use is allowed under this Agreement, it shall always be strictly in accordance with the explicit instructions and requirements of Polestar. Unless this Agreement states otherwise, all advertisements, public displays, press releases and other communication from the Provider and any of its subcontractors shall also comply with the following:
任何及所有 Polestar 商标均是 Polestar 和/或其关联方（视情形而定）的专有财产，并且除非本协议另有规定，该等商标不得被提供商或者其任何分包商以任何方式进行使用（无论是用于广告、展示还是任何其他目的）。如果根据本协议允许该等使用，则其应当始终严格遵守 Polestar 的明确指示和要求。除非本协议另有规定，提供商及其任何承包商的所有广告、公开展示、新闻发布和其他通讯还应当遵守下列要求：

(a) Any references to and statements concerning Polestar or its products or services shall be factually correct.
关于 Polestar 或其产品的任何提及和表述均应当是实事求是的。

(b) References to Polestar or its products shall not give the impression that Polestar endorses the Provider's goods/ products or services in general or that the Provider is

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(c) Any and all advertising and promotional material of the Provider or any of its subcontractors relating to Polestar or its products shall be submitted by e-mail to [***] in advance and shall not be used unless approved in advance in writing by Polestar. 10. MARKETING 10.1 The Parties agree to work together to undertake promotional activities, incentives and training to increase the Finance Penetration and the sale of Polestar Vehicles in the Market. 10.2 Such activities shall include: (a) performing regular competition monitoring on marketing actions involving financial solutions; (b) proposing specific commercial campaigns including financing solutions to help promote certain models. (c) participating in periodical joint marketing committees; and (d) promoting End Customer renewals through specific customer relationship marketing actions and tailor-made products and campaigns. 10.3 From time to time the Parties may set up subsidised retail advertising and marketing campaigns, established exclusively for the promotion of Retail Finance. The pricing for such campaigns shall be agreed between the Parties on a quarterly basis. When the Provider has agreed to a campaign for a Quarter, it shall not withdraw its support for the campaign during the relevant Quarter. 10.4 The Provider shall ensure that all Marketing Materials created by it and Polestar comply with:

(a) Polestar’s brand guidelines issued by Polestar from time to time; and (b) Applicable Laws and all such materials will be subject to Polestar’s written approval before use. 11. RELATIONSHIP MANAGEMENT 11.1 The Provider shall: (a) subject to the prior written approval of Polestar, appoint or, at the written request of Polestar, replace without delay a full time, exclusive account manager (“Account Manager”), who shall have authority under this Agreement contractually to bind the Provider on all matters relating to the Services; (b) ensure that the same person acts as Account Manager throughout the Term; (c) promptly inform Polestar of the absence (or anticipated absence) of the Account Manager; (d) if Polestar requires, provide a suitably qualified replacement; and (e) not change the Account Manager without the prior written approval of Polestar. 11.2 The Parties shall: (a) set up a working group of authorised representatives; (b) adopt appropriate procedures for their cooperation as they deem appropriate; and (c) meet at such intervals as may be agreed but shall meet at least at the following frequencies:

Meeting     Frequency Operations Review Monthly Management Committee Quarterly Market Senior Management Review Six monthly Market / International 11.3 Polestar and the Provider shall set the dates for the six monthly management review at least one month prior to the actual review date. 11.4 The Provider shall write up and copy to Polestar minutes for all meetings. 11.5 Polestar shall report to the Provider any plans for a material increase or reduction in the size of the Polestar Space Operator network and/or national sales plan as soon as reasonably practicable. 12. REPORTING 12.1 The Provider shall supply Polestar with a weekly / monthly / quarterly / annual report in such format as Polestar may reasonably require, including no less than the information set out in Schedule 7. 12.2 The Provider shall supply Polestar with monthly reports in such format as Polestar may reasonably require, including no less than the information set out in Schedule 3 (SLA) and Schedule 4 (KPI). 。 13. EXCHANGE OF INFORMATION AND OPEN BOOK DATA 13.1 The Provider shall provide Polestar on request with: (a) all information necessary to implement the Services, except as otherwise prohibited by any applicable laws, regulations and regulatory requirements; 13.2 Polestar shall provide the Provider the necessary information in order to enable the Provider to provide the Services subject to compliance with applicable laws and regulations.

14. CUSTOMER ACCESS 14.1 The Parties acknowledge that each Party shall be the controller of Customer Data which it has access to or the use of pursuant to this Agreement and could be shared between the Parties according to Schedule 1-Data Sharing as long as allowed by Data Protection Legislation. Any Party shall not sell, trade, market or otherwise transfer any Customer Data to any third party (including its associated undertakings), except for any data transfer or disclosure to be made: (a) pursuant to this Agreement; (b) for the Provider to meet its obligations under any Customer Agreement; or (c) due to a request from a recognised Regulatory Body, to comply with applicable laws, government regulations, or to comply with order or decision of a court of competent jurisdiction. 14.2 Clause 14.1 shall not prevent the Provider from: (a) soliciting without use of the Customer Data any person who has already entered into an agreement with the Provider before the date of this Agreement and independently of Polestar or the Polestar Space Operators; or (b) responding to an unsolicited communication by a Customer. 14.3 Except as expressly stated in this Agreement, Polestar makes no express or implied warranty or representations concerning the Customer Data, or the accuracy or completeness of the Customer Data. 15. DATA SHARING The Parties agree to comply with the obligations set out in Schedule 1.

16. INFORMATION TECHNOLOGY
信息技术

16.1 The Parties agree that the cooperation can only be effectively operated if processes are IT-based. A description of the IT solution and infrastructure to be used by the Provider when providing the Services is set out in Schedule 6.
双方当事人同意，只有通过基于信息技术（IT）的程序，才能进行有效的合作。关于提供商在提供服务时将要使用的 IT 解决方案和架构的描述规定在附件 6 中。

16.2 The Parties acknowledge that they shall make use of their respective current IT systems and each Party shall make the necessary adjustments to their IT systems in order to exchange data and communicate with each other. Each Party therefore shall adapt at its own costs where necessary, its IT order enable the electronic communication and data transfer and exchange from the Commencement Date.
双方当事人确认其将使用各自的现有 IT 系统，并且双方当事人将对其 IT 系统进行必要的调整，以便相互交换数据和进行通信。因此，双方当事人应当在必要时自费地对其 IT 系统进行改造，以便能够从开始日期起进行电子通讯和数据传输和交换。

16.3 The IT platform to be provided by the Provider for the Services integrate with Polestar's quotation tool to provide a one point of entry for Polestar Space Operators when giving quotes.
提供商为服务提供的 IT 平台将整合 Polestar 的报价工具，以便为 Polestar 运营商在提供报价时提供单点进入。

16.4 The Provider shall provide the Services in accordance with the IT Service Levels set out in Schedule 6 and the Security Requirements.
提供商应当根据附件 6 中规定的 IT 服务水平和安全要求提供服务。

16.5 The Provider commits to at this own cost to develop and grants to Polestar a none exclusive, royalty-free licence to existing system functions. If exclusive and innovative functions have been developed by Polestar, once the Provider's system structure confirmed, an exclusive, royalty-free licence to such functions could be granted. The Provider first grant Polestar royalty-free licence to use the following solutions and services for Polestar's sole benefit and none exclusive utilization:

提供商承诺自费地开发并向 Polestar 授予一项非排他性的、无需支付使用费的功能使用许可，若后续 Polestar 方研发出专属的系统创新功能，在提供商系统架构确认后，可进行排他性功能使用许可。以便仅为了 Polestar 的利益和非排他性利用而使用下列解决方案与服务：

1. Online Finance Configurator
在线金融配置器

2. Customer Quote Engine
客户报价引擎

3. Customer Authentication Functionality
客户认证功能征信授权

4. Digital Signature Capability
数字签名功能

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16.6 The Provider to commits to fully brand as per Polestar visual identity standards and integrate these aforementioned solutions and services in line with Polestar´s requirements as per Schedule 9. 。 16.7 The Provider undertakes, at its own costs, to and related to the solutions and services listed in 16.5: 1. Make available to Polestar all the functionalities no later than the Commencement Date 2. Update the financial parameters of the solutions and services in accordance with the commercial strategies of Polestar; 3. Ensure the continuous functioning and availability of the solutions and services at all times 4. Perform bugs fixing maintenance with respect to the solutions and services Polestar undertakes to: Polestar 1. Not to transfer to a third party, either free of charge or at a cost, any Intellectual Property and/or any Products and Materials relating to the services and solutions. 16.8 The Parties shall discuss in good faith any other necessary future developments and enhancements of the services and functionalities. If the Parties agree on further future developments and enhancements of the aforementioned the costs for such further developments and enhancements shall be borne equally between the Parties. 16.9 The Provider shall always be the owner of the services and solutions: 1. Online Finance Configurator

2. Customer Quote Engine 3. Customer Authentication Functionality 4. Digital Signature Capability 16.10 Upon expiration or termination of this Agreement for any reason, all rights granted to Polestar with regard to the solutions and services shall immediately cease and revert to the Provider. Polestar agrees to immediately cease and desist from any use of the solutions and services. 17. Indemnity Each Party acknowledges that each Party places particular reliance on the provisions of this Agreement and in addition to any other remedy available to the other party, each Party agrees to indemnify the other party, its employees, sub-contractors and agents (who shall have no duty to mitigate their loss) in full and on demand and keep them indemnified against all claims, demands, actions, proceedings and all direct and indirect damages, losses, costs and expenses (including without limitation legal and other professional advisers’ fees, economic loss, loss of profit, future revenue, reputation, goodwill, anticipated savings) and any consequential loss made against or incurred or suffered by any of them and whether wholly or in part resulting directly or indirectly from the matters listed below whether or not such losses or the consequences of the matters listed below were foreseeable at the date of the entering into of this Agreement: (a) any claim by a third party that the performance of the Services infringes the intellectual property rights of that third party; (b) any breach by either Party or its contractors or personnel of Schedule 1; and (c) any breach of whatsoever nature of any of either Party’s obligations, representations or warranties under this Agreement or any other act or omission (including negligence) of either Party, its personnel or any sub-contractor or agent of the Party or their employees.

18. AUDIT 18.1 The Provider shall keep the Records at its address stated in this Agreement or such other address as notified to Polestar from time to time in writing. 18.2 Polestar shall be entitled on five (5) Business Days’ notice and with Provider’s written consent whether during the term of this Agreement or up to one (1) year after, to have access to the Provider’s premises to inspect and copy the Records in order to check whether or not the Provider has complied with or is complying with this Agreement and to enable Polestar to satisfy regulatory obligations, including a review of sufficient information to verify the commission payments under this Agreement. 18.3 The provisions of this Clause 18 shall extend to files and data held in hard copy and in electronic format. If files and data are held in electronic format, the Provider shall provide Polestar with sufficient assistance to enable it to access such files and data and shall, if Polestar so requests, provide Polestar with copies of such files and data in such format as Polestar may reasonably request to allow it to access the same. The Provider shall also make available one or more of its managers or senior officials with the appropriate level of expertise and authority to answer Polestar’s queries. For the avoidance of doubt, this right includes a right of review over the Provider’s IT and infrastructure systems to make sure that they satisfy all reasonable security requirements. 18.4 Polestar shall, on termination of this Agreement, be entitled to keep copies of the Records as may reasonably be required by Applicable Laws.

19. THE PROVIDER’S REPRESENTATIONS AND POLESTAR’S CODE OF CONDUCT 19.1 The Provider represents and warrants to Polestar that: (a) it is incorporated, formed or established and existing under the laws of the Market and currently has the power to own its assets and carry on its business as it is now being conducted; (b) it has the power to enter into, deliver, and exercise its rights and perform and comply with its obligations under this Agreement and to carry out the transactions contemplated by this Agreement and has taken all necessary action to authorise so doing; (c) its obligations under this Agreement are legally valid, binding and enforceable in accordance with their respective terms; (d) none of the circumstances described in the definition of Insolvency Event applies to it and no corporate action, legal proceeding or other procedure or step which results in or has the effect of the commencement of insolvency proceedings has been taken or, so far as it is aware, threatened in relation to the Provider; (e) all authorisations required: (i) for its entry into, exercise of its rights and performance and compliance with its obligations under, this Agreement; (ii) to make this Agreement to which it is a party admissible in evidence in the courts of the jurisdiction to which it has submitted in such Agreement; and (ii) for it to carry on its business as it is being conducted, have been obtained or made and are in full force and effect.

19.2 The Provider shall : (a) make sure it has the right to conduct its business and obtain and maintain in full force and effect all material authorisations necessary for the conduct of its business and the supply of the Services; and (b) comply with all Applicable Laws. .3 If the Provider retains subcontractors to perform work, the Provider shall use only subcontractors that shall comply with the requirements of Clause 19.2 and 19.3. Polestar is authorised by the Provider to monitor the subcontractor’s compliance. 19.3 Polestar has adopted a Code of Conduct for Business Partners (the “Code of Conduct”) as attached in Schedule 10. The Provider shall comply with the Code of Conduct or similar principles. Further, the Provider shall ensure that the Code of Conduct or similar principles are communicated and complied with by its employees and sub-contractors. 19.4 The Code of Conduct also contains rules against bribery and corruption and the Provider agrees not to engage in any act or omission that could possibly be construed as giving or taking a bribe or in any other kind of corruption, including any form of benefits to a third party, whether public or private, to obtain or retain business or to gain preferential treatment. Further, the Provider is encouraged to notify Polestar if any Polestar employee or representative requests from the Provider a gift or any other kind of benefit in breach of the Code of Conduct (even though the request is denied). 19.5 The Provider represents when entering into this Agreement that it shall comply with Clauses 19.3, 19.5 and 19.6. Polestar may retain an independent third party, or request the Provider to retain one reasonably acceptable to Polestar, to: (a) audit the Provider’s compliance with the requirements of Clause 19.3, 19.5 and 19.6; and

(b) provide the Provider and Polestar with written certification of the Provider's compliance, including areas for potential improvement.
向提供商和Polestar提供关于提供商遵守情况的书面认证，包括可能改进的领域。

19.6 Polestar may accept an audit or certification by the Provider instead of a third party certification. No costs will be borne by Polestar for this audit or certification by the Provider. If Polestar disputes any audit or certification of the Provider, Polestar may perform a new third Polestar audit or certification at Polestar's cost if Polestar's audit confirms non-compliance, the Provider shall be liable for the audit costs.
Polestar可以接受提供商进行的审计或者认证，以代替第三方的认证。提供商的该等审计或者认证不得要求Polestar承担任何费用。如果Polestar对提供商的任何审计或者认证有异议，则Polestar可以自费聘请第三方重新进行审计或者认证；如果Polestar的审计确认了不合规事项，则提供商应当承担该审计的费用。

19.7 The Provider shall ensure that the rights of Polestar under this Section 19 applies also in relation to any of the Provider's sub-contractors.
提供商应当确保Polestar在第19条项下的权利同样适用于提供商的任何分包商。

20. TERMINATION
终止

20.1 In addition to Clauses 2 and 7.6, Polestar may terminate this Agreement with immediate effect if:
除了第 2 条与第 7.6 条之外，Polestar 在下列情形中也有权立即终止本协议：

(a) an Insolvency Event in respect of the Provider occurs;
提供商发生了任何破产事件；

(b) a Change of Control occurs; or
发生控制权变更事件；或者

(c) the Provider materially breaches, or materially fails to comply with, this Agreement and such failure is not capable of remedy or is capable of remedy but is not remedied within thirty (30) days of Polestar giving the Provider written notice of such breach.
提供商实质性违反，或者实质性未遵守本协议，并且该等违约无法补救，或者如果该违约可以补救，在 Polestar 向提供商发出关于该等违约的书面通知后三十（30）日内未予以补救。

20.2 For the Provider, the following shall qualify as cause to immediately terminate this Agreement:
对于提供商而言，下列事项可以作为立即终止本协议的事由：

(a) an Insolvency Event in respect of Polestar occurs; or
Polestar 发生了任何破产事件；或者

(b) Polestar materially breaches, or materially fails to comply with, any of the terms and conditions under this Agreement or any other agreement entered into pursuant to or in connection with this Agreement but is not remedied within thirty (30) days.
Polestar 实质性违反，或者实质性未遵守本协议的任何条款和条件或者根据本协议签订或者与本协议有关的任何其他协议，但未在三十（30）日内予以补救。

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20.3 In the event of occurrence of a generalized liquidity crisis within the financial market and/or the PRC banking system leading to a major stress on the access to the liquidity for the Provider having for consequence a significant increase of the cost of the refinancing and funding, the Provider shall send a written notice to inform the Polestar of the occurrence of such event and the parties shall negotiate in good faith to reach fair solution. Notwithstanding any provision of this Agreement to the contrary, the Provider shall be entitled to suspend the performance of all its obligations under this Agreement until such event ends. 21. EXIT MANAGEMENT 21.1 Within three (3) months of the Commencement Date the Provider shall submit to Polestar an exit plan for its approval which shall set out: (a) in detail a timetable of activities to make sure of an orderly transition of the Services and transfer of any data to an alternative service provider or to Polestar itself, such timetable to allow for up to one (1) month for such processes after the date of termination of this Agreement; (b) such measures as are necessary to make sure that no disruption in the supply of Services to Polestar occurs because of the termination or transition; and (c) any other details the Parties consider appropriate (“Exit Plan”). 21.2 Any failure to agree an Exit Plan shall not prejudice the rights of Polestar pursuant to this Clause 21 and to an over-riding obligation on the Provider to provide all reasonable cooperation, information, access to premises and staff and assistance to ensure an orderly transfer of the Services and data to an alternative service provider or Polestar itself. 21.3 The Provider shall act and negotiate reasonably in agreeing the contents of the Exit Plan and shall not unreasonably require the exclusion of matters which Polestar reasonably requests should be included or the inclusion of matters which Polestar reasonably requests should be excluded.

21.4 Polestar shall have the rights and obligations assigned to it in the Exit Plan, once agreed. 21.5 As soon as notice to terminate this Agreement is served, both parties shall begin a review of the Exit Plan to ensure that it reflects the circumstances at the time and it shall be the responsibility of the Provider to ensure that it does. 21.6 Polestar and the Provider shall each pay their own costs and expense incurred in respect of the Exit Plan. 22. SEVERABILITY Unenforceable terms of this Agreement will be modified to reflect the Parties’ intention and only to the extent necessary to make them enforceable. The other terms will remain in effect without change. 23. COSTS andEXPENSES Unless otherwise expressly agreed in this Agreement, each Party shall bear its own costs, charges, fees and expenses incurred by it in connection with its preparation, execution, amendments and enforcement, in each case including fees for legal advisers. 24. SET OFF Each Party agrees that either Party may set off any monies due or payable to it by the other Party against any money due or payable by it to the other Party. 25. ASSIGNMENTS This Agreement and any rights and obligations hereunder may not be transferred or assigned in whole or in part without the prior written consent of the other Party, save where the transfer or assignment is made to a parent or subsidiary, or to any other company belonging to the same group of companies of the relevant Party, including by way of restructuring, provided that the obligations under this Clause are passed on to the transferee or assignee and that such transferee or assignee accedes to this Agreement (unless it becomes a party to this Agreement by operation of law).

26. AMENDMENTS This Agreement may be amended, modified or waived only in writing in an agreement signed by the Parties. 27. NOTICES All notices and other communications under this Agreement will be in writing and both in Mandarin and English and must be delivered by personal delivery, email transmission or prepaid overnight courier using an internationally recognized courier service at the following addresses (or at such other address as any Party may provide by notice in accordance with this Clause30): Addressee     Address Polestar Polestar Room 2706, Sinar Mas Plaza, No. 501 East Daming Rd., Hongkou District, Shanghai, P.R.China The Provider 8F,Building2,Youyou Century PlazaNo.428, South Yanggao Road, Pudong New District, Shanghai All notices and shall be effective upon receipt, which shall be deemed to have occurred: (a) at the time and on the date of personal delivery; (b) if sent by e-mail, at the time and on the date indicated on a confirmation of receipt relating to such e-mail; (c) at the time and on the date of delivery if delivered by courier as confirmed in the records of such courier service; or

(d) at such time and date as delivery by personal delivery or courier is refused by the addressee upon presentation, in each case provided that such receipt occurred on a business day at the location of receipt. A written notice sent by e-mail will be deemed to have been duly given, only if the recipient has confirmed receipt of such e-mail within three business days calculated from the time of sending such e-mail. An automatic e-mail reply shall not be construed as a confirmation hereunder. 28. APPLICABLE LAW, jurisdiction and language 28.1 This Agreement shall be governed by, and construed in accordance with, the laws of People`s Republic of China. 28.2 This Agreement has been executed in Mandarin and English language in two original copies, each Party holding one original copies. For the avoidance of doubt Mandarin version shall stipulate the agreement and prevail over the English one. 28.3 Any dispute shall be submitted to the Shanghai International Arbitration Center (SHIAC) for arbitration which shall be conducted in accordance with the SHIAC’s arbitration rules in effect at the time of applying for arbitration. The arbitral award is final and binding upon both parties. The place of arbitration shall be Shanghai where also the oral hearings shall be held. The language of the arbitration shall beEnglish. The arbitral tribunal shall consist of three arbitrators. The arbitrators appointed by the parties as well as any arbitrator appointed by SHIAC need not be a member of the Panel of Arbitrators issued by SHIAC. The presiding arbitrator shall not be a national of Sweden. 29. CONFIDENTIALITY 29.1 Before making any press release or similar voluntary announcement with respect to the subject matter of this Agreement, the Parties shall (or, in the case of public announcements required by applicable law or capital markets regulation, use their best endeavours to) agree the content of such press release or similar voluntary announcement.

29.2 Without the other Party’s prior written consent, neither Party shall disclose to any third party other than their respective auditors and advisers (i) the terms of this Agreement or any other agreement entered into pursuant to or in connection this Agreement, or (ii) any information relating to the other Party or its business operations (including personal data related to Polestar’s customers or employees and any information regarding Polestar’s or any of its Affiliates’ know-how, future product programs, product code names, program costs and timing plans as well as any information that may pre-empt Polestar’s or any of its Affiliates’ own announcements), collectively “Confidential Information”. The Parties shall use all reasonable means to preserve the secrecy of such Confidential Information. However, Polestar may disclose any such information to its Affiliates, provided that they comply with the corresponding confidentiality undertaking. For the purpose of this Clause29, “Affiliate” shall also include a legal entity that, directly or indirectly, controls, is controlled by or is under common control with Polestar Automotive Shanghai Co., Ltd.; “controls”, “is controlled by” and “under common control with” meaning ownership or control of at least 50% of the voting stock, partnership interest or other ownership interest of such legal entity. 29.3 Section 29.2 does not apply to the extent a Party is required to disclose Confidential Information by law or regulation or pursuant to any order of court or other competent authority or tribunal. If a Party is required to make any such disclosure, such Party agrees to, when permitted under applicable legislation or order (as the case may be), give the other Party notice before any such disclosure. 29.4 Each Party shall ensure that confidentiality in accordance with this Section 29 is maintained through confidentiality undertakings with its employees and its sub-contractors, if any. 29.5 On the expiration or termination of this Agreement and if requested by one Party, the other Party shall either return or destroy all media containing information covered by the confidentiality undertaking in this Section 29. 29.6 This Section 29 and the confidentiality undertakings by the Parties shall survive the expiration or termination of this Agreement and shall remain in force for five years thereafter.

30. ENTIRE AGREEMENT 30.1 This Agreement, together with the documents referred to in it, constitutes the entire agreement and understanding between the Parties in respect of the matters dealt with within it and supersedes, cancels and nullifies any previous agreement between the Parties about such matters. 30.2 Each of the Parties acknowledges and agrees that in entering into this Agreement and the documents referred to in it, it does not rely on, and shall have no remedy in respect of, any statement, representation, warranty or undertaking (whether negligently or innocently made) other than as expressly set out in this Agreement. The only remedy available to either Party in respect of such statements, representation, warranty or understanding shall be for breach of agreement under the terms of this Agreement. 30.3 Nothing in this Clause 30 shall operate to exclude any liability for fraud. 31. WAIVER AND CUMULATIVE REMEDIES 31.1 The rights and remedies provided by this Agreement may be waived only in writing by the relevant authorised representative in a manner that expressly states that a waiver is intended, and such waiver shall only be operative with regard to the specific circumstances referred to. 31.2 Unless a right or remedy of a Party is expressed to be an exclusive right or remedy, the exercise of it by that Party is without prejudice to that Party’s other rights and remedies. Any failure to exercise or any delay in exercising a right or remedy by either party shall not constitute a waiver of that right or remedy or of any other rights or remedies. 31.3 The rights and remedies provided by this Agreement are cumulative and, unless otherwise provided for in this Agreement, are not exclusive of any right or remedies provided at law or in equity or otherwise under this Agreement.

32. RELATIONSHIP OF THE PARTIES Nothing in this Agreement is intended to create any agency, partnership, joint venture, or legal relationship of any kind that would impose liability upon one Party for the act or failure to act of the other Party, or to authorise either party to act as agent for the other Party. Neither Party shall have authority to make representations, act in the name of, or on behalf of, or to otherwise bind the other Party. 33. FURTHER ASSURANCES Each Party shall at the request of the other, and at the cost of the requesting Party, do all acts and execute all documents which may be necessary to give effect to the meaning of this Agreement. The parties may execute this Agreement in counterparts, including electronic copies, which taken together will constitute one instrument. THIS AGREEMENT has been entered into on the date stated at the beginning by Polestar Automotive China Distribution Co., Ltd By: By: ： Name: Name: Title: Title: Genius Auto Finance Co., Ltd By:

Name: Title:

SCHEDULE 1 Data Sharing 1. DEFINITIONS Any words defined in this Agreement and used in this Schedule 1 shall have the meaning given in the Agreement. And “Controller”, “Personal Data”, “Processor”, “Processing”, “Security”, “Data Breach” and “Data Subject” shall have the meaning as defined in the Data Protection Legislation. 2. DATA SHARING 2.1 The Parties acknowledge that in respect of Customer Data processed according to the terms of this Schedule and the Agreement the Parties are separate Controllers. Both Parties shall at all times remain responsible for the acts and omissions pursuant to this Schedule of their respective personnel, subcontractor or agents. 2.2 The Parties shall process Personal Data only to the extent, and in such a manner, as necessary for the purposes specified in its own privacy notice, copies of which shall be provided to Polestar upon request. The Provider shall comply with its own obligations under this Section 2 of this Schedule at its own cost. 。 3. SECURITY MEASURES 3.1 The Provider shall implement appropriate technical and organisational measures to ensure a level of security appropriate to the risk involved under this Schedule to: protect all Customer Data from unauthorized use, alteration, access or disclosure, and loss, theft, and damage, and to protect and ensure the confidentiality, integrity and availability of Customer Data; and

(b) prevent a Security Breach. 3.2 The Provider shall keep accurate records of the Security measures which they have in place and shall make such records available to Polestar upon request. 3.3 Security measures shall be regularly tested by Polestar to assess the effectiveness of the measures in ensuring the security, confidentiality, integrity, availability and resilience of Customer Data, and the Provider’s compliance with this Schedule and its obligations under the Data Protection Legislation. The Provider shall maintain records of the testing. 3.4 In the event of a Security Breach, the Provider shall notify the representative of Polestar without undue delay and in any event within twenty-four (24) hours after the Provider, or its subcontractors or agents discovered such Security Breach. 3.5 Following the notification referred to in Clause 3.4 of this Schedule above, the Provider shall provide assistance and co-operation with the Polestar to mitigate the Security Breach, including to: (a) immediately conduct a reasonable investigation of the reasons for and circumstances of such Security Breach; (b) take all necessary actions to prevent, contain, and mitigate the impact of, such Security Breach, and remediate such Security Breach, without delay; (c) remediate the effects of a Security Breach; (d) promptly produce a written report setting out all relevant details concerning such Security Breach, including without limitation any security, risk or compliance assessment and security control audit reports; and (e) provide regular updates to Polestar following a Security Breach. 4. RECORDS, NOTIFICATION AND ASSISTANCE 4.1 The Provider shall at its own cost:

(a) keep a record of any Processing of Customer Data it carries out; (b) notify the Polestar promptly (but in any event within 24 hours) should it; receive any Data Subject access request or complaint or any information notice, enforcement notice or other correspondence from a Regulator, individual or third Party in respect of Customer Data; or become aware of any circumstance which may cause either Party to breach this Schedule or which may cause either Party to breach the Data Protection Legislation; and (c) reasonably cooperate and coordinate with the Polestar concerning the other its compliance with Data Protection Legislation. SCHEDULE 1 1 Data Sharing 1. DEFINITIONS Any words defined in this Agreement and used in this Schedule 1 shall have the meaning given in the Agreement. And “Controller”, “Personal Data”, “Processor”, “Processing”, “Security”, “Data Breach” and “Data Subject” shall have the meaning as defined in the Data Protection Legislation. 2. DATA SHARING 2.1 The Parties acknowledge that in respect of Customer Data processed according to the terms of this Schedule and the Agreement the Parties are separate Controllers. Both Parties shall at all times remain responsible for the acts and omissions pursuant to this Schedule of their respective personnel, subcontractor or agents. 2.2 The Parties shall process Personal Data only to the extent, and in such a manner, as necessary for the purposes specified in its own privacy notice, copies of which shall be provided to Polestar upon request. The Provider shall comply with its own obligations under this Section 2 of this Schedule at its own cost.

3. SECURITY MEASURES 3.1 The Provider shall implement appropriate technical and organisational measures to ensure a level of security appropriate to the risk involved under this Schedule to: (a) protect all Customer Data from unauthorized use, alteration, access or disclosure, and loss, theft, and damage, and to protect and ensure the confidentiality, integrity and availability of Customer Data; and (b) prevent a Security Breach. 3.2 The Provider shall keep accurate records of the Security measures which they have in place and shall make such records available to Polestar upon request. 3.3 Security measures shall be regularly tested by Polestar to assess the effectiveness of the measures in ensuring the security, confidentiality, integrity, availability and resilience of Customer Data, and the Provider’s compliance with this Schedule and its obligations under the Data Protection Legislation. The Provider shall maintain records of the testing. 3.4 In the event of a critical Security Breach, the Provider shall notify the representative of Polestar without undue delay and in any event within twenty-four (24) hours after the Provider, or its subcontractors or agents detected such Security Breach. 3.5 Following the notification referred to in Clause 3.4 of this Schedule above, the Provider shall provide assistance and co-operation with the Polestar to mitigate the Security Breach, including to: (a) immediately conduct a reasonable investigation of the reasons for and circumstances of such Security Breach; (b) take all necessary actions to prevent, contain, and mitigate the impact of, such Security Breach, and remediate such Security Breach, without delay;

(c) remediate the effects of a Security Breach; (d) promptly produce a written report setting out all relevant details concerning such Security Breach, including without limitation any security, risk or compliance assessment and security control audit reports; and (e) provide regular updates to Polestar following a Security Breach until it is fixed. 4. RECORDS, NOTIFICATION AND ASSISTANCE 4.1 The Provider shall at its own cost: (a) keep a record of any Processing of Customer Data it carries out; (b) notify the Polestar promptly (but in any event within 48 hours) should it; receive any Data Subject access request or complaint or any information notice, enforcement notice or other correspondence from a Regulator, individual or third Party in respect of Customer Data; or become aware of any circumstance which may cause either Party to breach this Schedule or which may cause either Party to breach the Data Protection Legislation; and (c) reasonably cooperate and coordinate with the Polestar concerning the other its compliance with Data Protection Legislation.

SCHEDULE 2 2 Retail Finance Terms [***]

SCHEDULE 3 3 SLA [***]

SCHEDULE 4 4 KPIs [***]

SCHEDULE 5 5 Complaints Handling Process and Policy [***]

SCHEDULE 6 6 IT/Security Requirements [***]

SCHEDULE 7 7 Weekly Report

SCHEDULE 8 8 Benchmarking [***]

SCHEDULE 9 9 Digital and Integration Requirements API Endpoint/SDK are listed as Figure 1 [***] Figure 1 1 API/SDK and it’s detail document should be available not later than: API/SDK [***]